Exhibit 99.1

UNAUDITED TALLGRASS ENERGY GP, LP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
References to "we", "us" or "our," and "TEGP" refer to Tallgrass Energy GP, LP and its consolidated subsidiaries. On February 7, 2018, Tallgrass Development, LP, a Delaware limited partnership ("Tallgrass Development") merged into Tallgrass Development Holdings, LLC, a wholly owned subsidiary of Tallgrass Equity, LLC, a Delaware limited liability company ("Tallgrass Equity"). As a result of the merger, Tallgrass Equity, a consolidated subsidiary of TEGP, acquired a 25.01% membership interest (the "Subject Interest") in Rockies Express Pipeline LLC, a Delaware limited liability company ("Rockies Express") and an additional 5,619,218 common units representing limited partner interests of Tallgrass Energy Partners, LP ("TEP"). In exchange, TEGP and Tallgrass Equity issued 27,554,785 unregistered TEGP Class B shares and Tallgrass Equity units (valued at approximately $644.8 million based on the closing price of TEGP Class A shares on February 6, 2018), respectively. Together these transactions are referred to as the "Merger."
The transfer of the Rockies Express membership interest between Tallgrass Development and TEGP represents a transaction between entities under common control. TEGP Management, LLC, a Delaware limited liability company ("TEGP Management"), is our general partner. Tallgrass Energy Holdings, LLC, is the sole member of TEGP Management and was the general partner of Tallgrass Development prior to the Merger.
Rockies Express is engaged in the ownership and operation of the Rockies Express Pipeline, a FERC-regulated natural gas pipeline system with approximately 1,712 miles of transportation pipelines, including laterals, extending from Opal, Wyoming and Meeker, Colorado to Clarington, Ohio and consists of three zones:

•
Zone 1 - 328 miles of mainline pipeline from the Meeker Hub in Northwest Colorado, across Southern Wyoming to the Cheyenne Hub in Weld County, Colorado capable of transporting 2.0 Bcf/d of natural gas from west-to-east;

•	Zone 2 - 714 miles of mainline pipeline from the Cheyenne Hub to an interconnect in Audrain County, Missouri capable of transporting 1.8 Bcf/d of natural gas from west-to-east; and

•
Zone 3 - 643 miles of mainline pipeline from Audrain County, Missouri to Clarington, Ohio, which is bi-directional and capable of transporting 1.8 Bcf/d of natural gas from west-to-east and 2.6 Bcf/d of natural gas from east-to-west.

The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of the Merger. The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2017 have been prepared based on certain pro forma adjustments to our audited financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 13, 2018 with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated balance sheet as of December 31, 2017 has been prepared as if the transaction had occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 has been prepared as if the transaction occurred on January 1, 2017. As the transaction represents a transaction between entities under common control, the historic cost basis of the 25.01% membership interest acquired and the TEP common units acquired are carried forward.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if TEGP had owned a 25.01% membership interest in Rockies Express and the additional 5,619,218 TEP common units during the period presented.

TALLGRASS ENERGY GP, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2017

	TEGP Historical	Pro Forma Adjustments - Tallgrass Development Merger		TEGP Pro Forma
	(in thousands)
ASSETS
Current assets	$157,322	$—		$157,322
Property, plant and equipment, net	2,394,337	—		2,394,337
Unconsolidated investments	909,531	450,308	(a)	1,359,839
Deferred tax asset	312,997	—		312,997
Deferred charges and other assets	517,826	—		517,826
Total Assets	$4,292,013	$450,308		$4,742,321
LIABILITIES AND PARTNERS’ EQUITY
Current liabilities	$258,876	$—		$258,876
Long-term debt, net	2,292,993	—		2,292,993
Other long-term liabilities and deferred credits	18,965	—		18,965
Total Liabilities	2,570,834	—		2,570,834

Commitments and Contingencies

Equity:
Class A Shareholders	48,613	21,155	(a)	(3,575)
		(73,343)	(b)
Class B Shareholders	—	—		—
Total Partners’ Equity	48,613	(52,188)		(3,575)
Noncontrolling interests	1,672,566	36,113	(a)	2,175,062
		(178,399)	(b)
		644,782	(c)
Total Equity	1,721,179	450,308		2,171,487
Total Liabilities and Equity	$4,292,013	$450,308		$4,742,321

TALLGRASS ENERGY GP, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017

	TEGP Historical	Pro Forma Adjustments - Tallgrass Development Merger		TEGP Pro Forma
	(in thousands, except per share amounts)
Revenues:
Crude oil transportation services	$345,733	$—		$345,733
Natural gas transportation services	122,364	—		122,364
Sales of natural gas, NGLs, and crude oil	108,503	—		108,503
Processing and other revenues	79,298	—		79,298
Total Revenues	655,898	—		655,898
Operating Costs and Expenses:
Cost of sales	91,213	—		91,213
Cost of transportation services	46,200	—		46,200
Operations and maintenance	61,470	—		61,470
Depreciation and amortization	90,800	—		90,800
General and administrative	65,536	—		65,536
Taxes, other than income taxes	28,832	—		28,832
Total Operating Costs and Expenses	384,051	—		384,051
Operating Income	271,847	—		271,847
Other Income (Expense):
Interest expense, net	(89,348)	—		(89,348)
Equity in earnings of unconsolidated investment	237,110	126,966	(a)	364,076
Other income, net	12,834	—		12,834
Total Other Income	160,596	126,966		287,562
Net income before tax	432,443	126,966		559,409
Deferred income tax expense	(208,458)	(13,678)	(d)	(222,136)
Net income	223,985	113,288		337,273
Net income attributable to noncontrolling interests	(352,714)	(90,972)		(443,686)
Net loss attributable to TEGP	$(128,729)	$22,316		$(106,413)
Basic net loss per TEGP Class A share	$(2.22)			$(1.83)
Diluted net loss per TEGP Class A share	$(2.22)			$(1.83)
Basic average number of TEGP Class A shares outstanding	58,076			58,076
Diluted average number of TEGP Class A shares outstanding	58,076			58,076

TALLGRASS ENERGY GP, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of the Merger, including TEGP's acquisition of a 25.01% membership interest in Rockies Express for consideration valued at approximately $644.8 million. The transfer of the Rockies Express membership interest and TEP common units between Tallgrass Development and TEGP represent transactions between entities under common control.
The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2017 have been prepared based on certain pro forma adjustments to our audited financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 13, 2018 with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2017 has been prepared as if the transaction had occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 has been prepared as if the transaction occurred on January 1, 2017. As the Merger represents a transaction between entities under common control, the historic cost basis of the Rockies Express membership interest and TEP common units acquired are carried forward.
The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the acquisition and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned an additional 25.01% membership interest in Rockies Express and 5,619,218 TEP common units during the period presented.
Note 2. Pro Forma Adjustments and Assumptions

(a)
Reflects the acquisition of a 25.01% membership interest in Rockies Express, accounted for under the equity method of accounting, including the associated equity in earnings of Rockies Express. Assumed equity in earnings includes amortization of a basis difference driven by the difference between the fair value of the investment and the book value of the underlying assets and liabilities on November 13, 2012, the date of acquisition by Tallgrass Development. As a result of the common control nature of the transaction, the carrying value of the investment, including the basis difference, was carried forward at its historical basis, resulting in a noncash deemed contribution of approximately $57.3 million, which represents the excess of the $450.3 million carrying value of the investment over the fair value of consideration transferred of $393.0 million.

(b)
Reflects the acquisition of an additional 5,619,218 TEP common units, resulting in a noncash deemed distribution of $198.5 million, which represents the excess of the $251.7 million consideration transferred over the carrying value of the TEP common units of $53.2 million.

(c)
Reflects issuance of 27,554,785 Tallgrass Equity units and TEGP Class B shares to the Tallgrass Development partners valued at approximately $644.8 million based on the closing price of TEGP Class A shares on February 6, 2018.

(d)	Reflects the estimated impact of the pro forma adjustments on deferred tax expense based on our statutory income tax rate of 38.00%.
Note 3. Pro Forma Net Income or Loss Per TEGP Class A Share
Basic net income per TEGP Class A share is determined by dividing net income attributable to TEGP by the weighted average number of outstanding TEGP Class A shares during the period. TEGP Class B shares do not share in the earnings of TEGP. Accordingly, basic and diluted net income per TEGP Class B share has not been presented.

Diluted net income per TEGP Class A share is determined by dividing net income attributable to TEGP by the weighted average number of outstanding diluted Class A shares during the period. For purposes of calculating diluted net income per TEGP Class A share, we considered the impact of possible future exercises of the Exchange Right by the Exchange Right Holders on both net income attributable to TEGP and the diluted weighted average number of TEGP Class A shares outstanding. Pursuant to the TEGP partnership agreement and the Tallgrass Equity limited liability company agreement, our capital structure and the capital structure of Tallgrass Equity will generally replicate one another in order to maintain the one-for-one exchange ratio between the Tallgrass Equity units and TEGP Class B shares, on the one hand, and TEGP Class A shares, on the other hand. As a result, the potential exchange of any TEGP Class B shares does not have a dilutive effect on basic net income per TEGP Class A share. The potential issuance of TEGP Equity Participation Shares would not have had a dilutive effect on the basic net loss per TEGP Class A share for the year ended December 31, 2017.